                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
                            43-40 NORTHERN BOULEVARD
                        LONG ISLAND CITY, NEW YORK 11101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 13, 2001

To The Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of THE MAJOR AUTOMOTIVE COMPANIES, INC. (f/k/a Fidelity Holdings, Inc.), a Nevada corporation ("Major," the "Company," "we," "our" or "us"), will be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, NY 11553, on December 13, 2001, at 2:00 p.m., local time, for the following purposes:

          1.  To elect two Class I Directors for terms ending in 2004;

          2. To approve an amendment to our 1999 Stock Option Plan to increase the number of shares reserved for issuance under such plan by 750,000 shares to 1,110,000 shares;

          3.  To approve and adopt a 2001 Outside Director Stock Plan;

          4. To ratify the appointment of BDO Seidman LLP as our independent auditors for the year 2001; and

          5. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are presently aware of no other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on October 24, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on our stock transfer books at the close of business on that date are entitled to notice and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ ROBERT COTTRELL
                                          --------------------------------------
                                          Robert Cottrell
                                          Secretary

Long Island City, New York
Dated: October 24, 2001

           WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING YOU
            ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED
             PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
                            43-40 NORTHERN BOULEVARD
                        LONG ISLAND CITY, NEW YORK 11101

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 13, 2001

                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders by the Board of Directors of The Major Automotive Companies, Inc. (f/k/a Fidelity Holdings, Inc.), a Nevada corporation, in connection with the solicitation of proxies for use at our 2001 Annual Meeting of Shareholders (the "Meeting") to be held at held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, NY 11553, on December 13, 2001, at 2:00 p.m., local time, or at any adjournments thereof.

     The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is on or about October 26, 2001.

                       RECORD DATE AND VOTING SECURITIES

     Only shareholders of record at the close of business on October 24, 2001, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the record date there were outstanding 7,590,222 shares of our common stock, $.01 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. As of the close of business on the Record Date, there were outstanding 100,000 shares of Fidelity 1997 Major Series of Convertible Preferred Stock (the "1997 Preferred Stock"). Each outstanding share of 1997 Preferred Stock is entitled to nine-tenths of one vote, having been adjusted, as necessary, to reflect two three-for-two stock splits, effected in June, 1999 and January, 2000, respectively, and a one-for-five reverse stock split effected in May 2001. There was no other class of voting securities outstanding on the Record Date. A majority of the outstanding shares of Common Stock and 1997 Preferred Stock present in person or by proxy is required for a quorum.

                               VOTING OF PROXIES

     Shares of Common Stock and 1997 Preferred Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no instruction is indicated on the Proxy, the shares of Common Stock and 1997 Preferred Stock represented thereby will be voted: (i) to elect two Class I Directors for terms ending in 2004; (ii) to approve amendment to our 1999 Stock Option Plan to increase the number of shares reserved for issuance under such plan by 750,000 shares to 1,110,000 shares; (iii) to approve and adopt a 2001 Outside Director Stock Plan; (iv) for the ratification of the appointment of BDO Seidman LLP as our independent auditors for the year ending December 31, 2001; and (v) at the discretion of the person or persons voting the Proxy, with respect to any other matter that may properly be brought before the Meeting. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to our Secretary prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by us. In addition to the use of the mails, proxy solicitation may be made personally or by telephone or telegraph by our officers, directors and employees. We will, upon request, reimburse banks, brokerage firms and other custodians for their reasonable expenses in sending soliciting material to the beneficial owner of the shares.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board") currently has five members. Our Bylaws (the "Bylaws") divide the Board of Directors into three classes having staggered terms of three years each, with Classes I, II and III having terms expiring at the Annual Meeting of Stockholders in 2001, 2002 and 2003, respectively. At each Annual Meeting, the successors to the class of directors whose terms expire at that meeting are elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. At the Meeting, votes will be cast to elect two Class I Directors for terms ending in 2004.

     It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If either nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board. However, management has no reason to believe that either nominee will be unavailable.

     Information regarding the nominees is more fully provided below and under "Security Ownership," "Executive Compensation" and "Certain Relationships and Related Transactions."

DIRECTOR NOMINEES

NOMINEE                                           AGE         POSITION         DIRECTOR SINCE
-------                                           ---         --------         --------------
CLASS I -- TERM TO EXPIRE 2004
Bruce Bendell...................................  47    Director               November 1995
Steven Nawi.....................................  54    Director                    --

DIRECTORS CONTINUING IN OFFICE

NAME                                              AGE         POSITION         DIRECTOR SINCE
----                                              ---         --------         --------------
CLASS II -- TERM EXPIRES 2002
James Wallick...................................  50    Director                 May 1998
CLASS III -- TERM EXPIRES 2003
Jeffrey Weiner..................................  44    Director                 May 1998
David Edelstein.................................  48    Director                 May 1998

DIRECTORS WHOSE TERMS EXPIRE IN 2001

     The term of our Class I Directors, Bruce Bendell and Dennis Roth, expire at the Meeting. Mr. Bendell is being re-nominated as a Class I Director. Mr. Steven Nawi is being nominated to succeed Mr. Roth as a Class I Director.

NAME                                              AGE         POSITION         A DIRECTOR SINCE
----                                              ---         --------         ----------------
Bruce Bendell...................................  47    Chairman of the Board       1995
Steven Nawi.....................................  54    Director Nominee             --
Dennis Roth.....................................  59    Director                    2000
James Wallick...................................  50    Director                    1998
Jeffrey Weiner..................................  44    Director                    1998
David Edelstein.................................  48    Director                    1998

     Bruce Bendell. Mr. Bendell has served as our Chairman of the Board since our formation in November 1995 and as our President and Chief Operating Officer since September 2001. Mr. Bendell served as our Chief Executive Officer from May 1998 until February 2000, as our President from May 14, 1998 to December 1998, and as our Chief Executive Officer since July 2000. Mr. Bendell has also served as the Chief Executive Officer and Chairman of our former subsidiary IG2, Inc. since its inception to March 2000 and as the President and a Director of Major Auto and its affiliates since December 1985. Mr. Bendell also serves on the board of E-Star Holdings, Inc., a publicly held company.

     Steve Nawi. Mr. Nawi is being nominated for election as a Class I Director. Mr. Nawi has served as the President of Nawi Leasing, Inc., a leasing company, since 1978. Mr. Nawi also serves as the President of Fort Lee Road Company, Inc., a real estate holding company, since 1986, as President of Major Automotive, Inc., a unrelated daily car-rental operations company, since January 2000, and as President of N.A.W.I. Enterprises, a financial lending company, since January 2000.

     Dennis Roth. Mr. Roth has served as our Director since March 2000. Mr. Roth also served as Chairman and Chief Executive Officer of our former subsidiary, IG2, Inc. from March 2000 to September 2000. Mr. Roth has over 25 years experience at AT&T, most recently as: Vice-President and Managing Partner, AT&T Solutions (1999); Chief Executive Officer, AT&T-Unisource Communications Services (1998); President & Managing Director, AT&T Communications (United Kingdom) Ltd. (1996 to 1998); and Regional Managing Director, AT&T Business Communications Services. Under Mr. Roth's direction, AT&T Communications (UK) Ltd., a telecommunications start-up, grew to approximately $300 million a year in revenues. Mr. Roth has served as President and Chief Executive Officer of ViaGate Technologies, Inc. from October 2000 to September 2001.

     James Wallick. Mr. Wallick has served as our Director since May 1998. Mr. Wallick was also our Executive Vice President and Chief Operating Officer from September 1999 to July 2000 and our President and Chief Operating Officer from July 2000 to September 2001. Moreover, Mr. Wallick was President of our former subsidiary, IG2, Inc. from September 2000 to March 2001. Mr. Wallick has been in the automotive dealership and financing business since 1971. He is currently Vice-President of MIC Leasing.

     Jeffrey Weiner. Mr. Weiner has served as our Director since May 1998. Mr. Weiner is a certified public accountant and has been with the accounting firm of Marcum & Kliegman LLP, where he is currently Managing Partner, since 1981.

     David Edelstein. Mr. Edelstein has served as our Director since May 1998. Mr. Edelstein has been in the real estate development business since 1979. Currently he is the Managing Member of Sutton East Associates LLC, a real estate development limited liability company and is involved in several sizable real estate projects in New York and Florida.

REQUIRED VOTE

     Approval of the election of each of the nominees requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the election of the nominees. Broker non-votes are not considered present for this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

            PROPOSAL II -- APPROVAL AND RATIFICATION OF AMENDMENT TO
                           THE 1999 STOCK OPTION PLAN

     The Company's stockholders are being asked to approve an amendment to the Company's 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan, which provided for the granting of options to purchase up to an aggregate of 360,000 shares of our authorized but unissued Common Stock (subject to adjustment in certain cases, including stock splits, recapitalization and reorganizations) to our officers, directors, employees and consultants, was adopted in April 1999. The proposed amendment to the 1999 Plan provides that the number of shares reserved for issuance will be increased by 750,000 shares to a total reserve of 1,110,000 shares.

     The 1999 Plan is intended to enhance our ability to provide individuals with awards and incentives commensurate with their contributions and compete with those offered by other employers, and to increase stockholder value by further aligning the interests of these individuals with the interests of our stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. We believe that this amendment to increase the number of shares of Common Stock authorized for issuance under the 1999 Plan is necessary to ensure that a sufficient reserve of Common Stock is available under the 1999 Plan. The Board believes that our long term success is dependent upon our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

     The following summary of the 1999 Plan, including the proposed amendment, is subject in its entirety to the specific language of the 1999 Plan.

ADMINISTRATION OF THE PLAN

     Primary authority for administration of the Plan is held by our Board. The Board may establish a committee composed of members of the Board to administer the Plan, which committee shall have such of the power and authority vested in the Board under the Plan as the Board may delegate to it, including the power and authority to interpret any provision of the Plan or any option under it.

SHARES SUBJECT TO THE PLAN

     The shares of Common Stock to be issued under the Plan, pursuant to the exercise of options granted thereunder, may be either authorized but unissued shares or reacquired shares. The aggregate number of shares of Common Stock which may currently be issued pursuant to the Plan is 360,000 subject to increase or decrease by reason of stock splits, reorganizations, mergers, reclassifications and the like. To date, we have issued 306,150 shares of Common Stock under the 1999 Plan.

PERSONS ELIGIBLE TO PARTICIPATE

     Any person who is our employee or an employee of our participating subsidiaries, as well as consultants and other independent contractors are eligible to receive options under the Plan, and further provided, in the case of Incentive Options: (i) that no employee who after the grant of options owns shares (including all shares which may be purchased under outstanding options granted under the Plan) possessing 10% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations shall be eligible to participate and (ii) no employee shall be granted an Incentive Option which permits his rights to purchase Common Stock under the Plan to accrue at a rate which exceeds $100,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

OPTIONS

     Both Incentive Options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Non-Statutory Options which do not meet the requirements of Section 422 of the Code, may be issued pursuant to the Plan. In the case of Incentive Options, the exercise price shall be the Fair Market Value of a share of Common Stock, and in the case of Non-Statutory Options the exercise price shall be no less than 85% of the Fair Market Value of a share of Common Stock. "Fair Market Value" means the closing sales price of the Common Stock as quoted on the NASDAQ Market or other exchange on the date of grant of any option or on the preceding date on which the Common Stock is traded if no shares were traded on the date of grant. If the Common Stock is not quoted on the NASDAQ Market or other exchange,

Fair Market Value shall be deemed to be the average of the high bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, or the next preceding date on which the last prices were recorded by the National Quotation Bureau.

TERMINATION AND TRANSFERABILITY OF EMPLOYEE'S RIGHTS

     An employee's rights under the Plan will terminate when the employee ceases to be an employee provided that, if an employee's employment shall be terminated by reason of death or disability prior to the exercise of one or more outstanding options, then the period during which each such option to the extent otherwise exercisable is to remain exercisable shall be limited to the twelve month period following the later of date of the optionee's cessation of service or death. During the limited exercise period following the optionee's death, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

     During the lifetime of the optionee, the Option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

AMENDMENT OR DISCONTINUANCE OF THE PLAN

     The Board shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that no employee's existing rights under the Plan may be adversely affected thereby.

REQUIRED VOTE

     Approval of the amendment to the 1999 Stock Option Plan requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the election of the nominees. Broker non-votes are not considered present for this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN.

          PROPOSAL III -- APPROVAL OF 2001 OUTSIDE DIRECTOR STOCK PLAN

     Our Board of Directors has adopted the Company's 2001 Outside Director Stock Plan (the "2001 Plan"), which authorizes automatic granting of stock options (the "Options") as well as automatic granting of shares of our Common Stock without intervening options (a "Share Grant") to outside directors of the Company ("Outside Directors").

     There are 250,000 shares of Common Stock available for grant to participants under the 2001 Plan. A copy of the 2001 Plan is attached to this Proxy Statement as Exhibit A and the following description is qualified in its entirety by reference to the complete text of the 2001 Plan.

DESCRIPTION OF THE PLAN

     Our Board of Directors has determined that in order to attract and retain the best available personnel for service as Outside Directors to the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors and to encourage their continued service on the Board, the Plan should be adopted to permit the granting of Options and Share Grants to Outside Directors.

STOCK OPTIONS

     All grants of Options to Outside Directors under the 2001 Plan are automatic and nondiscretionary. No person has any discretion to select which Outside Directors are granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors. Commencing on the date of the annual stockholders' meeting in 2001 and on each anniversary thereafter, each Outside Director who served as a member of the Board of Directors shall be automatically granted an Option to purchase 4,500 Shares. The term of the Option shall be ten (10) years. The Option shall be exercisable only while the Outside Director remains a Director of the Company. The exercise price per share shall be equal to the price of our Common Stock on the date of grant of the Option. Payment of the exercise price shall be cash, check, surrender of other shares which (x) in the case of shares acquired upon exercise of an Option, have been owned by the optionee for more than six (6) months on the date of surrender, and
(y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, or delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price. The Option shall become immediately exercisable upon its grant.

     In the event an optionee's status as an Outside Director terminates (other than upon the optionee's death or total and permanent disability), the optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). In the event optionee's status as an Outside Director terminates as a result of total and permanent disability, the optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). Finally, in the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term).

SHARE GRANTS

     Share Grants to Outside Directors under the Plan are automatic and nondiscretionary. No person has any discretion to select which Outside Directors will receive a Share Grant or to determine the number of Shares to be covered by such grant to Outside Directors. On April 30 and on each anniversary thereafter, each Outside Director who served as a member of the Board of Directors shall be automatically granted 4,500 Shares. The Shares issued pursuant to a Share Grant shall fully and immediately vest upon issuance. Each Outside Director shall have full stockholder rights with respect to the issued shares of Common Stock. Accordingly, the Outside Director shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

PARTICIPANTS

     Share Grants and Options may be granted only to Outside Directors.

ADJUSTMENTS

     If there is any material change in the Company's shares through or by means of a declaration of a stock dividend, reverse stock split, stock split or recapitalization of stock, reorganization, merger, consolidation, separation or otherwise, the number of shares available under the plan, the shares subject to any Option, and the purchase price thereof, and Share Grants will be adjusted appropriately.

AMENDMENT AND TERMINATION

     The Board may at any time amend, alter, suspend, or discontinue the 2001 Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any optionee or grantee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any 2001 Plan amendment in such a manner and to such a degree as required.

REQUIRED VOTE

     Approval of the 2001 Outside Director Stock Plan requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the election of the nominees. Broker non-votes are not considered present for this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2001 OUTSIDE DIRECTOR STOCK PLAN.

       PROPOSAL IV -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed BDO Seidman LLP as our independent auditors. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman LLP be submitted to shareholders for ratification due to the significance of their appointment to the Company. If shareholders do not ratify the appointment of BDO Seidman LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of BDO Seidman LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for ratification of the appointment of BDO Seidman LLP as our independent auditors. Broker non-votes and proxy cards marked "abstain" with respect to this proposal will be counted towards a quorum. Abstentions will be counted as a vote against this proposal and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP AS OUR INDEPENDENT AUDITORS.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

PRINCIPAL SHAREHOLDERS

     The following tables sets forth information with respect to the beneficial ownership of each class of our securities as of October 8, 2001 respectively, by
(i) each of our directors and our director nominee, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group and (iv) each person known to us to own more than 5% of any class of our securities:

                                                                                     1997 MAJOR SERIES
                                                                                       OF CONVERTIBLE
                                                                                     PREFERRED STOCK(2)
                                                                                     ------------------
NAME AND ADDRESS                                 NUMBER OF SHARES      PERCENT(1)    NUMBER    PERCENT
----------------                                 ----------------      ----------    -------   --------
Bruce Bendell..................................     2,878,394(3)(12)      37.0%      90,000     100.0%
David Edelstein................................        26,780(5)(6)          *
Richard L. Feinstein...........................        37,100(7)             *
James Wallick..................................        57,488(8)             *
Jeffrey Weiner.................................        90,290(9)           1.2%
Dennis Roth....................................         3,000(10)            *
Steve Nawi.....................................            --               --
Doron Cohen....................................       511,892(4)           6.7%
Millennium I Trust.............................       147,784(11)          2.0%
Millennium III Trust...........................       379,100              5.0%
Gabry, Inc.....................................       442,728(12)          5.8%
All directors and executive officers as a
  group........................................     3,093,052(13)(14)     38.9%

---------------

  *  Represents less than 1% of the outstanding shares of Common Stock.

 (1) Based on 7,590,222 shares of Common Stock outstanding on October 8, 2001.

 (2) Based on 100,000 shares of the 1997-Major Series of Convertible Preferred Stock outstanding on October 8, 2001, which converts into a minimum of 90,000 shares of Common Stock.

 (3) Includes: (i) 5 shares of Common Stock owned by Mr. Bendell's wife and the
     following   shares of Common Stock which Mr. Bendell has the right to
     acquire within 60 days: (a) 22,500 shares of Common Stock which Mr. Bendell has the right to acquire upon the exercise of warrants; and (b) 90,000 shares of Common Stock, the minimum number of shares of Common Stock into which the 100,000 shares of the 1997-Major Series of Convertible Preferred Stock beneficially owned by Mr. Bendell are convertible into Common Stock; and (ii) options for 80,000 shares of Common Stock which are immediately exercisable.

 (4) Based on a Schedule 13G/A filed on February 1, 2001. Pursuant to a Separation and Release Agreement dated August 8, 2000, the shares will be voted in accordance with the recommendation of the majority of the non-employee directors of the Company.

 (5) Includes options for 24,800 shares of Common Stock which are immediately exercisable.

 (6) Includes 1,980 shares of Common Stock owned by Mr. Edelstein's children.

 (7) Includes options for 21,000 shares of Common Stock which are immediately exercisable.

 (8) Includes options for 40,900 shares of Common Stock which are immediately exercisable.

 (9) Includes options for 74,800 shares of common stock which are immediately exercisable and 900 shares of common stock owned by Mr. Weiner's wife.

(10) Includes options for 3,000 shares of common stock which are immediately exercisable.

(11) Include shares owned by an irrevocable trust of which Mr. Bendell is a beneficiary, but which Mr. Bendell disclaims any voting or dispositive power.

(12) Based on a Schedule 13D filed on August 30, 2001.

(13) Includes (i) 2,885 shares of common stock owned by immediate family members of directors and executive officers as a group and (ii) 357,000 shares of common stock which represents the minimum number of shares that the directors and executive officers as a group have the right to acquire within 60 days.

(14) The address for each beneficial owner is c/o The Major Automotive Companies, Inc., 43-40 Northern Boulevard, Long Island City, NY 11101.

EXECUTIVE OFFICERS

     The following table sets forth the names and ages of all executive officers, the positions and offices with us held by each executive officer and the period served:

NAME                             AGE              POSITION               PERIOD SERVED
----                             ---              --------               --------------
Bruce Bendell..................  46    Chairman of the Board, Chief      1995 - present
                                       Executive Officer President,
                                       Chief Operating Officer
Richard L. Feinstein...........  58    Chief Financial Officer           1997 - present

Information concerning Mr. Bendell is provided under "Election of Directors."

     Richard L. Feinstein. Mr. Feinstein has served as our Senior Vice President -- Finance and Chief Financial Officer since December 1997. From 1994 to December 1997, Mr. Feinstein maintained his own financial and management consulting practice. From 1989 to 1994, Mr. Feinstein served as Managing Director and Chief Financial Officer of Employee Benefit Services, Inc. From 1978 to 1989, Mr. Feinstein was a partner in KPMG Peat Marwick and a predecessor firm.

     The following person, although not an executive officer or director, is regarded by management as a key employee:

     Harold Bendell. Mr. Bendell, age 53, has served as a senior executive of Major Dealer Group since December 1985. He, together with his brother, Bruce Bendell, is responsible for the day-to-day operations of the Major Dealer Group.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     We have the following standing committees: an Audit Committee and a Compensation Committee. Since May 1998, the Audit Committee has been comprised of non-employee directors, Mr. Edelstein and Mr. Weiner, and since June 2001, it included Mr. Roth. The Audit Committee is charged with reviewing our annual audit and meeting with our independent auditors to review our internal controls and financial management practices. The Compensation Committee, which is comprised of Mr. Edelstein and Mr. Weiner, recommends to the Board of Directors compensation for our Chief Executive and other principal executive officers. Messrs. Edelstein and Weiner were independent directors since their election in May of 1998.

     The Audit Committee held one meeting during the fiscal year ended December 31, 2000.

AUDIT COMMITTEE REPORT

     On June 13, 2000 the Board adopted a charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit B. Pursuant to the charter, the Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of The Major Automotive Companies, Inc.'s annual and interim financial statements, reviews drafts of the statements and monitors the functioning of The Major Automotive Companies, Inc.'s accounting and internal control systems by meeting with representatives of management, and the independent auditors.

     On March 26, 2001, the Audit Committee met to discuss the fourth quarter earnings and met with members of the independent auditor's, BDO Seidman LLP's, engagement team to review the results of the 2000 audit. During this meeting, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. BDO Seidman delivered, and the Audit Committee reviewed and discussed with the independent auditors, the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. In addition, the Audit Committee discussed the audited financial statements for 2000 and the results of the audit with the Company's management. Based upon its meetings with BDO Seidman and its review of the audited financial statements, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on the Form 10-K.

     The Audit Committee plans to meet with the independent auditors again in 2001 to review the scope of the 2001 audit.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

     The Board of Directors held 13 meetings during the fiscal year ended December 31, 2000. Each of the directors participated in at least 75% of all Board and applicable committee meetings held last year. From time to time, the Board acted by unanimous written consent. Directors met their responsibilities not only by participating in Board and committee meetings, but also through communication with members of management on matters affecting the Company.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of our fiscal years ended December 31, 2000 and 1999 concerning compensation of (i) all individuals serving as our Chief Executive Officer during the fiscal year ended December 31, 2000 and (ii) each other of our executive officers whose total annual salary and bonus equaled or exceeded $100,000 in the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers"):

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                        ANNUAL COMPENSATION          SECURITIES
                                                  -------------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR    SALARY      BONUS       OTHER     OPTIONS(#)
---------------------------                ----   --------   ----------   -------   ------------
Doron Cohen(1)...........................  2000   $118,248            0         0           0
  President, Chief Executive Officer and   1999   $244,580            0         0           0
  Treasurer                                1998   $246,500            0         0           0
Bruce Bendell(2).........................  2000   $236,426            0         0      80,000
  Chairman of the Board, President and     1999   $278,000   $1,800,000         0           0
  Chief Executive Officer                  1998   $248,530   $  127,437         0           0
James Wallick(3).........................  2000   $200,000   $  492,251   $19,100      40,000
  President and Chief Operating Officer    1999   $ 50,000            0         0           0
                                           1998          0            0         0           0
Richard L. Feinstein(4)..................  2000   $165,654            0   $ 6,324       3,000
  Senior Vice President, Finance and
  Chief                                    1999   $170,715   $   70,000   $ 6,324      22,500
  Financial Officer                        1998   $125,000            0   $ 3,166           0

---------------

(1) Salary in 1998 includes $150,000 from us (subsequently paid through the issuance of 17,561 shares (adjusted for all splits) of our common stock). In July 2000, Mr. Cohen resigned from all of his positions with us. As part of his Separation and Release Agreement, we agreed to pay him an aggregate of $662,000, subject to certain considerations. Additionally, we agreed to a potential forgiveness of Mr. Cohen's indebtedness to us in the aggregate amount of $1,048,067 to begin, under certain circumstances, on August 8, 2003 and continue on the next two anniversary dates, with one-third lapsing at each date. See "Employment Contracts and Termination of Employment, and Change in Control Arrangements."

(2) Salary in 1998 includes $150,000 from us (subsequently paid through the issuance of our 17,561 shares (adjusted for all splits) of common stock). In 1998, Mr. Bendell received $81,250 in salary and $127,437 in bonus from Major Dealer Group since its acquisition on May 14, 1998. In December 1999, we incurred a liability for a one-time charge of $1.8 million to Mr. Bendell for reimbursement of certain expenses and a bonus.

(3) The amount reported for 1999 represents amounts paid Mr. Wallick in that year from the date of his employment. For 2000, the amount reported under Bonus represents an aggregate cash bonus of $250,000, plus the issuance of 4,500 shares of our common stock valued at $242,251 at the date of issuance. The amount reported under Other Annual Compensation represents an automobile allowance of $1,175 per month.

(4) Other Annual Compensation amount represents an automobile allowance of $527 per month since July 1998. The amount reported under Bonus reflects the value of shares issued to Mr. Feinstein in January 1999.

STOCK OPTION GRANTS

     The following table sets forth certain information regarding stock options granted to the Named Executive Officers during 2000. We have never granted any stock appreciation rights.

                                            INDIVIDUAL GRANTS(1)
                             --------------------------------------------------
                                           PERCENT OF                             POTENTIAL REALIZABLE
                             NUMBER OF       TOTAL                                  VALUE AT ASSUMED
                             SECURITIES     OPTIONS      EXERCISE                 ANNUAL RATES OF STOCK
                             UNDERLYING    GRANTED TO    PRICE PER                   OPTION TERM(3)
                              OPTIONS     EMPLOYEES IN     SHARE     EXPIRATION   ---------------------
NAME                          GRANTED       2000(2)         ($)         DATE         5%          10%
----                         ----------   ------------   ---------   ----------   ---------   ---------
Bruce Bendell..............    80,000(4)      62.9%       $4.375     10/17/2010   $220,113    $557,810
James Wallick..............    40,000(4)      31.5%       $4.375     10/17/2010   $110,057    $278,905
Richard L. Feinstein.......     3,000(4)       2.4%       $4.375     10/17/2010   $  8,254    $ 20,918

---------------

(1) Each option represents the right to purchase one share of common stock. The options shown in this table were all granted under our 1999 Stock Option Plan.

(2) In the year ended December 31, 2000, we granted options to officers and employees to purchase an aggregate of 127,200 shares of our common stock.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock price growth. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(4) The options vested immediately upon their grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2000. There were no unexercised "in-the-money" options held by any Named Executive Officers as of December 31, 2000.

EMPLOYMENT AND RELATED ARRANGEMENTS AND AGREEMENTS

     As of November 7, 1995, our date of incorporation, we entered into a Consulting Agreement with Bruce Bendell, our Chairman, pursuant to which he serves as a business, management and financial consultant to us for a period ending on December 31, 1998, subject to successive one-year extensions at our option. Mr. Bendell receives an annual consulting fee as determined by our Board of Directors from time to time, but not less than $150,000. The consulting fee is subject to a yearly cost-of-living adjustment and may also be retroactively increased based upon our profits per outstanding share of common stock for the applicable year. The available percentage increase in consulting fee as a result of profits ranges from 5% for break-even results to 150% for earnings per share exceeding $1.00 per share. Mr. Bendell is also entitled to a bonus in such amounts and at such times as determined by our Board of Directors. In addition, the agreement provides that Mr. Bendell is entitled to various fringe benefits and is entitled to participate in any incentive, stock option, deferred compensation or pension plans established by our Board of Directors. Mr. Bendell has agreed not to disclose confidential information relating to us and has agreed not to compete with, or solicit employees or customers of, us during specified periods following the breach or termination of his agreement to serve as a consultant to us. Mr. Bendell has been serving at will since the expiration of the agreement pursuant to the same terms.

     On May 15, 2001, the Compensation Committee approved an increase in the annual base salary of Mr. Bendell to $500,000 for the period July 1, 2001 to June 30, 2004. Additional approval was given to a bonus plan under which Mr. Bendell receives a quarterly bonus equal to 10% of the net income of our automotive operations after all expenses, including any other bonuses paid or accrued. In the event that Mr. Bendell's employment is terminated prior to June 30, 2004, he will continue to receive his base salary and a guaranteed annual bonus of $250,000 per year until that date.

     On October 19, 1999, we entered into a memorandum of understanding with James Wallick, our President and Chief Operating Officer, pursuant to which he was to serve as our Executive Vice-President for a term of three years, at an annual base salary of $200,000. The annual salary was subject to a minimum $100,000 incentive pursuant to commissions to be mutually agreed upon. Mr. Wallick was also granted a signing bonus consisting of 22,500 shares of our common stock. In addition, Mr. Wallick was entitled to various fringe benefits and was entitled to participate in any incentive, stock option, deferred compensation or pension plans established by our Board of Directors.

     On September 24, 2001, we announced that James R. Wallick, a member of our Board of Directors, as well as our President and Chief Operating Officer, would no longer be serving as President and Chief Operating Officer. Bruce Bendell, our Chairman and Chief Executive Officer has taken on those titles and responsibilities.

     On September 25, 2001, Mr. Wallick filed a lawsuit against us in the United States District Court of New Jersey entitled James R. Wallick v. Bruce Bendell, individually and in his capacity as an Officer, Director and Majority Shareholder of the defendant Corporations, Fidelity Holdings, Inc., The Major Automotive Companies, Inc. Major Cheverolet, Major Motors of Hempstead, Inc., d/b/a/ Mazda of Hempstead, Compass Dodge, Compass Lincoln-Mercury, ABC Companies I-V, fictitious name, actual names unknown, and John Does, I-X, fictitious names, actual names unknown, individually and in their official capacity (collectively, the Defendants"). In this action, Mr. Wallick has alleged that the Defendants breached an oral, written and implied-in-fact employment agreement with Mr. Wallick, acted in bad faith in connection with the employment agreement, intentionally and negligently misrepresented promises relating to Mr. Wallick's employment and intentionally and tortiously interfered with the contractual and employment relationship of Mr. Wallick. Mr. Wallick is seeking, among other things, compensatory and punitive damages for the alleged violations. We believe we have substantial defenses to the asserted claims and intend to vigorously defend this suit.

     In July 2000, Doron Cohen resigned from all positions with the Company and entered into a Separation and Release Agreement with the Company dated August 8, 2000 (the "Agreement"). The financially significant provisions of the Agreement provide for periodic payments to begin on August 15, 2000. Such cash payments consist of an initial payment of $250,000; monthly payments of $500 beginning July 1, 2000 and ending June 1, 2002, aggregating $12,000; plus monthly payments of $20,833.33 beginning July 1, 2001 through June 1, 2002 and $4,166.66 per month beginning July 1, 2002 and ending on June 1, 2005, the aggregate amount of which is $650,000. The total of all cash payments to Mr. Cohen is $662,000. In order to qualify for such future payments, Mr. Cohen must remain in compliance with non-disparagement, non-solicitation, non-compete and voting restriction provisions embodied in the Agreement. We have also agreed to continue Mr. Cohen and his family on our health plan and to provide him with an automobile for two years. Additionally, we agreed to a potential forgiveness of Mr. Cohen's indebtedness to us in the aggregate amount of $1,048,067 to begin, under certain circumstances, on August 8, 2003 and continue on the next two anniversary dates, with one-third lapsing at each date. The requirements for such forgiveness also include Mr. Cohen's compliance with the restrictive provisions of the Agreement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Nevada Revised Statute, as amended, a director, officer, employee or agent of a Nevada corporation may be entitled to indemnification by the corporation under certain circumstances against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation.

     We are obligated under our Articles of Incorporation to indemnify any of our present or former directors who served at our request as a director, officer or member of another organization against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation if such director acted in good faith or in a manner such director reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, if such director had no reason to believe his or her conduct was unlawful. However with respect to any action by or in the right of the Company, the Articles of Incorporation prohibit indemnification in respect of any claim, issue or matter as to which such director is adjudged liable for negligence or misconduct in the performance is his or her duties to us, unless otherwise ordered by the relevant court. Our Articles of Incorporation also permit us to indemnify other persons except against gross negligence or willful misconduct.

     We are obligated under our bylaws to indemnify our directors, officers and other persons who have acted as our representatives at our request to the fullest extent permitted by applicable law as in effect from time to time, except for costs, expenses or payments in relation to any matter as to which such officer, director or representative is finally adjudged derelict in the performance of his or her duties, unless we have received an opinion from independent counsel that such person was not so derelict.

     Our indemnification obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act. Insofar as we may otherwise be permitted to indemnify our directors, officers and controlling persons against liabilities arising under the Securities Act or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Nevada Revised Statute, as amended, also permits a corporation to limit the personal liability of its officers and directors for monetary damages resulting from a breach of their fiduciary duty to the corporation and its stockholders. Our Articles of Incorporation limit director liability to the maximum extent permitted by the Nevada Revised Statute, which presently permits limitation of director liability except (i) for a director's acts or omissions that involve intentional misconduct, fraud or a knowing violation of law and
(ii) for a director's willful or grossly negligent violation of a Nevada statutory provision that imposes personal liability on directors for improper distributions to stockholders. As a result of the inclusion in our Articles of Incorporation of this provision, our stockholders may be unable to recover monetary damages against directors as a result of their breach of their fiduciary duty to us and our stockholders. This provision does not, however, affect the availability of equitable remedies, such as injunctions or rescission based upon a breach of fiduciary duty by a director.

     We maintain a $5 million liability insurance policy for the benefit of our officers and directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Edelstein and Weiner, neither of whom has been an officer or employee at any time since our inception. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Prior to the formation of the Compensation Committee, the Board of Directors as a whole made decisions relating to the compensation of our executive officers.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors is responsible for establishing, monitoring, and implementing the policies of governing the compensation of the Company's executives. The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. The Compensation Committee, which is comprised entirely of independent, outside members of our Board of Directors, has furnished the following report on executive compensation.

     General Compensation Policy. The Compensation Committee's policy is to provide our executive officers with compensation opportunities that are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of a base salary, bonus and long-term incentive awards. We review compensation levels of other companies in its industry to ensure that our executive compensation is appropriate in light of industry practices.

     Base Salary. Salaries for executive officers for 2000 were generally determined by the Board of Directors on an individual basis, taking into account individual experience and performance and our specific needs. For 2001, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

     Bonus. We award bonuses as a reward for performance based principally on our overall financial results and or achievements of specified business objectives. We believe that bonuses properly motivate the executive officers to perform to the greatest extent of their abilities to generate the highest attainable profits for us. There were no bonuses paid in 2000.

     Long Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of our stockholders and encourages executives to remain in our employ. We grant stock options in accordance with our various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

     Compensation of Chief Executive Officer. Mr. Bendell, Chairman of the Board of Directors and our Chief Executive Officer for 2000, was paid a base salary of $236,426 for the year ended December 31, 2000. On May 15, 2001, the Compensation Committee approved an increase in the annual base salary of Mr. Bendell to $500,000 for the period July 1, 2001 to June 30, 2004. See "Employment and Related Arrangements and Agreements."

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 1999 did not exceed the $1 million limit per officer and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers in 2000, if any, will exceed that limit. Our Stock Option Plans are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to our executive officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

     Non-employee Directors each received 900 shares of our Common Stock and 900 options to purchase shares of Common Stock in 2000. We reimburse directors for their expenses of attending meetings of the Board of Directors.

                         STOCK PRICE PERFORMANCE GRAPH

     Our Common Stock commenced trading on the Nasdaq Small Cap Market on October 7, 1998 and on the Nasdaq National Market under the symbol "FDHG" on August 3, 1999. Our symbol was changed to "MAJR" on May 2, 2001.

     The stock price performance graph below compares the cumulative total stockholder return on our Common Stock with the Total Return Index for Nasdaq Stock Market U.S. Companies and the Nasdaq Non-Financial Index for the period commencing on May 2, 1996 and ending December 31, 2000. The graph assumes that $100.00 was invested in the Common Stock and in each index on May 2, 1996. The total return for the Common Stock and the indices used assumes the reinvestment of dividends, even though dividends have not been declared on the Common Stock. The information contained in the graph does not reflect present performance of our stock.

     The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
                  AMONG THE MAJOR AUTOMOTIVE COMPANIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX
[CUMULATIVE TOTAL RETURN GRAPH]

                                                        THE MAJOR
                                                       AUTOMOTIVE                 NASDAQ STOCK                 NASDAQ NON-
                                                     COMPANIES, INC.              MARKET (U.S.)                 FINANCIAL
                                                     ---------------              -------------                -----------
5/2/96                                                   100.00                      100.00                      100.00
12/96                                                    138.46                      109.66                      106.58
12/97                                                    138.46                      134.31                      124.75
12/98                                                    130.77                      189.37                      183.13
12/99                                                    874.06                      351.91                      359.04
12/00                                                     32.47                      211.66                      209.27

                         INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman LLP ("BDO") acted as our independent auditor and principal accountant for the fiscal year ended December 31, 2000.

     Audit Fees. BDO billed the Company an aggregate of $389,500 for professional services rendered for the audit of the Company's financial statements for the year ended December 31, 2000, and its reviews of the Company's financial statements and related disclosures included in its Forms 10-Q and registration statements during year 2000.

     Financial Information Systems Design and Implementation Fees. During the year ended December 31, 2000, BDO provided no services and, therefore, billed no fees to the Company in connection with financial information systems design and implementation.

     All Other Fees. No other fees were billed by BDO to the Company during 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 8, 2000, Mr. Cohen signed a Separation and Release Agreement (the "Agreement") with the Company. The financially significant provisions of the Agreement provide for periodic payments to begin on August 15, 2000. Such cash payments consist of an initial payment of $250,000; monthly payments of $500 beginning July 1, 2000 and ending June 1, 2002, aggregating $12,000; plus monthly payments of $20,833.33 beginning July 1, 2001 through June 1, 2002 and $4,166.66 per month beginning July 1, 2002 and ending on June 1, 2005, the aggregate amount of which is $650,000. The total of all cash payments to Mr. Cohen is $662,000. In order to qualify for such future payments, Mr. Cohen must remain in compliance with non-disparagement, non-solicitation, non-compete and voting restriction provisions embodied in the Agreement. We have also agreed to continue Mr. Cohen and his family on our health plan and to provide him with an automobile for two years. Additionally, we have agreed to a potential forgiveness of Mr. Cohen's indebtedness to us in the aggregate amount of $1,048,067 to begin, under certain circumstances, on August 8, 2003 and continue on the next two anniversary dates, with one-third lapsing at each date. The requirements for such forgiveness also include Mr. Cohen's compliance with the restrictive provisions of the Agreement. The payments are due to begin in August 2001. Based on the report of an independent appraiser, we have recorded a deferred charge of $840,000 as the value of the non-compete and other provisions of the Agreement, which relates to continuing operations of the Company. This amount is being amortized over twenty-four months starting August 2000. Accordingly, $175,000, representing five months of amortization, has been charged in the year ended December 31, 2000.

     We have retained the accounting firm of Marcum & Kliegman LLP to provide certain accounting and tax services for us and our subsidiary Major Fleet. In 2000, we paid Marcum & Kliegman LLP $99,500 for its services. Mr. Weiner, one of our directors, is Managing Partner of Marcum & Kliegman LLP.

     Our Chairman, Bruce Bendell, has interests in several non-affiliated auto dealerships, including Five Towns Nissan, for which Major Auto purchases cars and provides other services. Major Auto charges a fee to offset any expenses incurred in providing such services. The volume of such transactions is immaterial to Major Auto's operations; however, at December 31, 2000, these affiliated dealerships were indebted to Major Auto in an amount of approximately $707,613.

     On December 11, 2000, we issued to M&K Equities, Ltd., a New York corporation ("M&K"), which is an affiliate of Jeffrey Weiner, a member of our board of directors, a senior subordinated secured promissory note in the principal amount of $2,000,000 in consideration for a $2,000,000 loan from M&K. The note is due on December 11, 2002 (the "Maturity Date") at a rate per annum of ten percent (10%). Interest under the note is payable in monthly installments with all outstanding principal and interest due on the Maturity Date. In order to induce M&K to make the loan, we also agreed to grant a lien on and security interest in all of our assets, other than our technology assets, as collateral security for the due payment and performance of all indebtedness, liabilities and obligations under the note, which collateral is set forth in a security agreement, subject to prior senior liens. Mr. Weiner also received options under the 1999 Employee Stock Option Plan to purchase 50,000 shares of our common stock at an exercise price of $2.35 (as adjusted for the subsequent one-for-five reverse stock split). The fair value ascribed to the options was approximately $95,000 based on the Black-Scholes option-pricing model; such amount was recorded as a deferred charge and as additional paid-in-capital of stockholders equity. The amount of the deferred charge will be amortized ratably over the term of the note.

     During the year 2000, we paid $2,196,117 to Nawi Leasing, Inc., primarily for the purchase of used vehicles. Steve Nawi, a nominee for election as a Class I member of our board of directors, is President of Nawi Leasing, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2000, Bruce Bendell is the only reporting person to have made late filings under
Section 16(a). Mr. Bendell filed (i) a Form 4 in May 2000, to report sale transactions relating to our common stock that were consummated in January, February, March and April of 2000 and (ii) a Form 4 in June 2000, to report sale transactions relating to our common stock that were consummated April and May of 2000. These transactions were required to be reported on a Form 4 by Mr. Bendell in February, March and April, respectively.

                                 ANNUAL REPORT

     All shareholders of record as of October 24, 2001 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Form 10-K contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2000.

                                          By Order of the Company,

                                          /s/ ROBERT COTTRELL
                                          --------------------------------------
                                          Robert Cottrell
                                          Secretary

Dated: October 24, 2001

                                                                       EXHIBIT A

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
                        2001 OUTSIDE DIRECTOR STOCK PLAN

          1. Purposes of the Plan. The purpose of this 2001 Outside Director Stock Plan is to attract and retain the best available personnel for service as Outside Directors (as defined herein) to the Company (as defined herein), to provide additional incentive to the Outside Directors of the Company to serve as Directors and to encourage their continued service on the Board.

     All options granted hereunder shall be nonstatutory stock options.

          2. Definitions. As used herein, the following definitions shall apply:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the common stock of the Company, $.001 par value per share.

          (d) "Company" means The Major Automotive Companies, Inc. (f/k/a Fidelity Holdings, Inc.), a Nevada corporation.

          (e) "Director" means a member of the Board.

          (f) "Effective Date" means the earlier to occur of the Plan's adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan.

          (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Board deems reliable;

             (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

             (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j) "Grantee" means a Director who has been granted a Share Grant.

          (k) "Inside Director" means a Director who is an Employee.

          (l) "Option" means a stock option granted pursuant to the Plan.

          (m) "Optioned Stock" means the Common Stock subject to an Option.

          (n) "Optionee" means a Director who holds an Option.

          (o) "Outside Director" means a Director who is not an Employee.

          (p) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (q) "Plan" means this 2001 Outside Director Stock Plan.

          (r) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (s) "Share Grant" means Shares of Common Stock issued under the Plan through direct and immediate issuances without any intervening options.

          (t) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be optioned and/or granted under the Plan is 250,000 Shares of Common Stock.

     Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

     4.  Administration and Grants of Options under the Plan.

     (a) Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

          (ii) Commencing on the date of the annual stockholders' meeting in 2001 and on each anniversary thereafter, each Outside Director who served as a member of the Board of Directors on the Effective Date shall be automatically granted an Option to purchase 4,500 Shares (the "Option Grant"). Each Outsider Director who becomes a Director subsequent to the Effective Date shall be granted the Option Grant on the date such Outsider Director is first elected at an annual stockholders' meeting and on each anniversary thereafter.

          (iii) Notwithstanding the provisions of subsection (i) or (ii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.

          (iv) The terms of each Option granted hereunder shall be as follows:

             (a) the term of the Option shall be ten (10) years;

             (b) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 9 and 10 hereof;

             (c) the exercise price per Share shall be the price of the Company's Common Stock on the date of grant of the Option;

             (d) subject to Section 11 hereof, the Option shall become immediately exercisable upon its grant;

          (v) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5.  Administration and Grants of Shares under the Plan.

     (a) Procedure for Grants. Share Grants to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (i) No person shall have any discretion to select which Outside Directors shall receive a Share Grant or to determine the number of Shares to be covered by such grant to Outside Directors.

          (ii) On April 30 on each anniversary thereafter, each Outside Director who served as a member of the Board of Directors on the Effective Date shall be automatically granted 4,500 Shares. Each Outsider Director who becomes a Director subsequent to the Effective Date shall be granted the Shares on the date such Outsider Director is first elected at an annual stockholders' meeting and on each anniversary thereafter.

          (iii) The Shares issued pursuant to a Share Grant shall fully and immediately vest upon issuance.

          (iv) Each Outside Director shall have full stockholder rights with respect to the issued shares of Common Stock. Accordingly, the Outside Director shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

     6. Eligibility. A Share Grant and Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof. All Share Grants shall be automatically granted in accordance with the terms set forth in Section 5 hereof. The Plan shall not confer upon any Optionee or Grantee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

     7. Term of Plan. The Plan shall become effective upon the Effective Date. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

     8. Form of Consideration for Options. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan or (v) any combination of the foregoing methods of payment.

     9.  Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 17 hereof has been obtained.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 9 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Continuous Status as a Director. Subject to Section 12 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     (c) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     (d) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     10. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 and
Section 5 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

     12.  Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee or Grantee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Share Grants already granted and such Options and Share Grants shall remain in full force and effect as if this Plan had not been amended or terminated.

     13. Time of Granting Options and Share Grants. The date of grant of an Option or a Share Grant shall, for all purposes, be the date determined in accordance with Section 4 and Section 5 hereof, respectively.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or a Share Grant unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated there under, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                       OUTSIDE DIRECTOR OPTION AGREEMENT

     The Major Automotive Companies, Inc., a Nevada corporation (the "Company"),
has granted to                (the "Optionee"), an option to purchase a total of
Four Thousand Five Hundred (4,500) shares of the Company's Common Stock (the "Optioned Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 2001 Outside Director Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

     2.  Exercise Price.  The exercise price is $          for each share of
Common Stock.

     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 10 of the Plan as follows:

          (i) Right to Exercise.

             (a) This Option shall become immediately exercisable upon the date of grant; provided, however, that in no event shall any option be exercisable prior to the date the stockholders of the Company approve the Plan.

             (b) This option may not be exercised for a fraction of a share.

             (c) In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the option is governed by Section 9 of the Plan.

          (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the option and the number of Shares in respect of which the option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

     4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (i) cash;

          (ii) check;

          (iii) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised; or

          (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

     8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of
Section 83 in general and the availability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:
---------------------------------

The Major Automotive Companies, Inc.,
a Nevada corporation

By:
----------------------------------------------------

Name:
-------------------------------------------------

Title:
--------------------------------------------------

     Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:
-------------------------------------------------

---------------------------------------------------------
Optionee

                                                                       EXHIBIT A

                        DIRECTOR OPTION EXERCISE NOTICE

The Major Automotive Companies, Inc.
Attention: Corporate Secretary

     1.  Exercise of Option.  The undersigned ("Optionee") hereby elects to
exercise Optionee's option to purchase                shares of the Common Stock
(the "Shares") of The Major Automotive Companies, Inc. (the "Company") under and pursuant to the Company's 2001 Outside Director Stock Plan and the Outside
Director Option Agreement dated           (the "Agreement").

     2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

     3. Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the "1933 Act"), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

     4. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     5. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

     6. Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by New York law except for that body of law pertaining to conflict of laws.

Submitted by:

OPTIONEE:

---------------------------------------------------------

Address:
-----------------------------------------------

       ------------------------------------------------------

Dated:
-------------------------------------------------

Accepted by:

THE MAJOR AUTOMOTIVE COMPANIES, INC.

By:
----------------------------------------------------

Its:
----------------------------------------------------

Dated:
-------------------------------------------------

                          OUTSIDE DIRECTOR STOCK GRANT

     The Major Automotive Companies, Inc., a Nevada corporation (the "Company"),
has granted to                (the "Grantee"), Four Thousand Five Hundred
(4,500) shares of the Company's Common Stock (the "Stock"), and in all respects subject to the terms, definitions and provisions of the Company's 2001 Outside Director Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

DATE OF GRANT:
---------------------------------------------------------------------------

The Major Automotive Companies, Inc.,
a Nevada corporation

By:
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Name:
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Title:
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     Grantee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this grant subject to all of the terms and provisions thereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:
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--------------------------------------
Grantee

                                                                       EXHIBIT B

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall initially comprise the two "outside" directors and ultimately, but in any event, prior to June 14, 2001, shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate [or shall become financially literate within a reasonable period of time after appointment to the committee] and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide, with the understanding that the committee may supplement them as appropriate.

     The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     The committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      THE MAJOR AUTOMOTIVE COMPANIES, INC.

           PROXY -- ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 13, 2001

   The undersigned, a shareholder of The Major Automotive Companies, Inc., a Nevada corporation (the "Company"), does hereby constitute and appoint Bruce Bendell and Richard L. Feinstein and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Shareholders of the Company to be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, NY 11553, on December 13, 2001 at 2:00 p.m., local time, or at any adjournment or adjournments thereof.

   The undersigned hereby instructs said proxies or their substitutes as set forth below.

1. ELECTION OF DIRECTORS:

   To elect two Class I Directors for terms ending in 2004

 Nominees: Bruce Bendell
        Steven Nawi

 [ ] FOR      [ ] TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

 [ ] TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), PRINT NAMES(S)
   BELOW:

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2. AMENDMENT TO 1999 STOCK OPTION PLAN:

   To approve an amendment to our 1999 Stock Option Plan to increase the number of shares reserved for issuance under such plan by 750,000 shares to 1,110,000 shares.

 [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

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3. ADOPTION OF 2001 OUTSIDE DIRECTOR STOCK PLAN:

   To approve and adopt a 2001 Outside Director Stock Plan.

 [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

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                  (continued, and to be signed, on other side)

                          (continued from other side)

4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

   To ratify the appointment of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

 [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

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5. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting.

   The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated October 24, 2001, and a copy of the Company's Annual Report.

                                              Please mark, date, sign and mail
                                              this proxy in the envelope
                                              provided for this purpose.

                                              Dated:

        ---------------------------------------------------------------------- ,
                                              2001

                                       ---------------------------------- (L.S.)

                                       ---------------------------------- (L.S.)
                                              Signature(s)

                                              NOTE: Please sign exactly as your
                                              name or names appear hereon. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please indicate the
                                              capacity in which signing. When
                                              signing as joint tenants, all
                                              parties in the joint tenancy must
                                              sign. When a proxy is given by a
                                              corporation, it should be signed
                                              with full corporate name by a duly
                                              authorized officers.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.